Exhibit 10.2

EXECUTION VERSION

LIMITED GUARANTY

THIS LIMITED GUARANTY (this “Guaranty”) is made as of February 19, 2020 by B. Riley Financial, Inc. (the “Guarantor”), in favor of BTC Holdings Fund I, LLC, BTC Holdings Fund I-B, LLC and BTC Holdings SC Fund LLC (collectively, “Blue Torch”).

RECITALS

A. Franchise Group Intermediate Holdco, LLC, a Delaware limited liability company (“Lead Borrower”), as a Borrower, Franchise Group Merger Sub AF, INC., a Delaware corporation (“Merger Sub”), as a Borrower (which, on February 14, 2020, was merged with and into American Freight Group, Inc., a Delaware corporation (“AFGI”), with AFGI surviving such merger as a Borrower), certain other Subsidiaries of Lead Borrower from time to time party thereto as Borrowers (collectively with Lead Borrower and AFGI, the “Borrowers”), the lenders from time to time party thereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), Kayne Solutions Fund I, L.P., in its capacity as collateral agent (the “Collateral Agent”) and GACP Finance Co., LLC, (“GACP”) in its capacity as administrative agent (the “Administrative Agent” and, together with the Collateral Agent, collectively, the “Agent”), have entered into that certain Credit Agreement, dated as of February 14, 2020 (as amended, restated, supplemented or otherwise modified and in effect from time to time as permitted hereunder, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement).

B. The Guarantor is a direct or indirect owner of FACP and will benefit directly and indirectly from Blue Torch joining the Credit Agreement as a Tranche A-1 Term Lender.

C. As an inducement to and as one of the conditions precedent to the agreement of Blue Torch to join the Credit Agreement as a Tranche A-1 Term Lender, Blue Torch has required the execution and delivery of this Guaranty, whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, in order to induce Blue Torch to join the Credit Agreement as a Tranche A-1 Term Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guaranty. The Guarantor guarantees to Blue Torch the full and prompt payment and performance, when due, whether upon demand, maturity, by required prepayment, acceleration or otherwise, and at all times thereafter, of all Guaranteed Obligations which may now be or may hereafter become due and owing. For purposes hereof, “Guaranteed Obligations” means (a) all Obligations in respect of Tranche A-1 Term Loans, including principal, interest, fees, premiums, indemnities and other amounts, payable to Blue Torch as a holder of Tranche A-1 Term Loans under the Credit Agreement or the other Loan Documents and (b) all Obligations in respect of Protective Advances, including principal, interest, fees, premiums, indemnities and other amounts, payable to the Agents by Blue Torch under the Credit Agreement or the other Loan Documents, in each case, including without limitation all interest, fees and other amounts that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding); provided, however, that the Guarantor’s liability under this Guaranty shall be limited to the sum of (i) $50,000,000 plus (ii) the principal amount of all Protective Advances payable to the Agents by Blue Torch, plus (iii) the amount of interest, fees, premiums, indemnities and other amounts owing in respect of the amounts described in the foregoing clauses (i) and (ii), plus (iv) the amount of all Expenses (as defined below) (the amount described in the foregoing clauses (i) through (iv) being referred to herein as the “Guaranty Cap”). The Guarantor hereby agrees to pay or reimburse all fees, costs and expenses (including, without limitation, all court costs and attorneys’ fees, costs and expenses) paid or incurred by Blue Torch (1) collecting, enforcing or endeavoring to collect or enforce all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Guarantor in connection with this Guaranty and (2) preserving, protecting or defending the enforceability of this Guaranty or Blue Torch’s rights hereunder (the amounts described in the foregoing clauses (1) and (2) are collectively referred to herein as the “Expenses”; the Expenses and the Guaranteed Obligations are collectively referred to herein as the “B. Riley Obligations”).

2. Payment of Obligations. Upon the occurrence of any Guarantor Event of Default (as defined below), at any time, and from time to time, the Guarantor shall pay to Blue Torch promptly (and in any event within five (5) Business Days) after the Guarantor’s receipt of written demand therefor and in immediately available funds, all of the Guaranteed Obligations then due and outstanding up to the amount of the Guaranty Cap.

3. Guaranty Provisions.

3.01 Obligations Unconditional. The obligations of the Guarantor under this Guaranty are absolute and unconditional, irrespective of the validity or enforceability of the Loan Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guaranty of or security for any of the Obligations or the Tranche A-1 Term Loans, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall consent thereto), other than payment in full of the Obligations, which might otherwise constitute a legal or equitable discharge or defense of a guarantor. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a) This Guaranty is a guaranty of payment and performance when due and not of collection.

(b) The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers and any one or more of the Loan Parties under the other Loan Documents to which they are a party and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrowers or any other Loan Party and whether or not the Borrowers or any other Loan Party is joined in any such action or actions.

(c) Payment, performance or completion by the Guarantor, or any other obligor, of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability hereunder for any portion of the Guaranteed Obligations which have not been paid, performed or completed. Without limiting the generality of the foregoing, if Blue Torch is awarded a judgment in any suit brought to enforce the Guarantor’s or any other obligor’s covenants to pay any of the Obligations, such judgment shall not be deemed to release the Guarantor from its covenant hereunder to pay any of the Guaranteed Obligations that are not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge such Guarantor’s liability hereunder in respect of the Guaranteed Obligations.

(d) The Agents and the Lenders (subject to the terms of the Loan Documents), upon such terms as the Agents or the Lenders, as the case may be, deem appropriate, may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment or performance under the Loan Documents, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any Loan Document and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of any of the Borrowers’ obligations under the Loan Documents and take and hold security for the payment or performance of this Guaranty or the Loan Documents; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment or performance of the Borrowers’ obligations under the Loan Documents, any other guaranties of the Obligations, or any other obligation of any Person with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Blue Torch in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, and to bid at any such sale, or exercise any other right or remedy that the Agents and the Lenders may have against any such security, in each case as in its discretion may determine consistent with any applicable security agreement, including without limitation foreclosure on any such security pursuant to one or more judicial or non-judicial sales, even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrowers or Affiliates of any Borrower or any security for the Obligations; and (vi) exercise any other rights available to them under the Loan Documents or otherwise. The Guarantor authorizes the Agents at any time in its discretion to direct the order and manner of any sale of all or any part of any security now or later held for the Obligations and to bid at any such sale, to apply any payments or recoveries from the Borrowers, the Guarantor or any other source, and any proceeds of any security, to the Obligations in such manner, order and priority as set forth in the Credit Agreement (whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application). The Agents and the Lenders may take any of the foregoing actions upon any terms and conditions as the Agents or the Lenders, as the case may be, may elect, without giving notice to, or making any demand upon, the Guarantor, and without affecting the validity or enforceability of this Guaranty, or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor’s liability hereunder.

(e) Except as otherwise expressly provided in this Guaranty, this Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the B. Riley Obligations), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Obligations or the Loan Documents, or with respect to any other guaranty of or security for the payment or performance of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Loan Documents or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to this Guaranty or the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Obligations, even though the Agents and Lenders might have elected to apply such payment to any part or all of the Obligations; (iv) the consent of the Agents and Lenders to the change, reorganization or termination of the ownership structure or existence of any Borrower or any of its Affiliates and to any corresponding restructuring of the Obligations, including, without limitation, the Tranche A-1 Term Loans; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vi) the acquisition or transfer of title to any real property covered by any mortgage to any Agent, any Lender, any Affiliate of any Lender or any designee of any Lender (including, without limitation, any purchaser through foreclosure, deed in lieu or otherwise); (vii) any act or event which might otherwise discharge, reduce, limit or modify any of the Guarantor’s obligations under this Guaranty; (viii) any waiver, extension, modification, forbearance, delay or other act or omission of the Agents and Lenders, or their failure to proceed promptly or otherwise as against any Borrower, any other Loan Party or the Guarantor, any other obligor or any security; (ix) any action, omission or circumstance which might increase the likelihood that the Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of the Guarantor as against any Borrower or Affiliates of any Borrower; (x) any dealings occurring at any time between any Borrower and the Agents and Lenders, whether relating to the Obligations or otherwise; and (xi) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Obligations.

3.02 Waivers by the Guarantors. The Guarantor hereby waives, for the benefit of Blue Torch, to the fullest extent permitted by applicable law:

(i) any right to require Blue Torch or any other Person, as a condition of payment or performance by the Guarantor, to (A) proceed against the Borrowers, any other Loan Party or any other Person, (B) proceed against or exhaust any security held from the Borrowers, any other Loan Party, the Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Blue Torch or any other Person in favor of the Borrowers, any other Loan Party or any other Person, or (D) pursue any other remedy in the power of Blue Torch or any other Person whatsoever;

(ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument related thereto or by reason of the cessation of the liability of the Borrowers from any cause other than payment and performance in full of the Obligations;

(iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iv) any defense based upon any errors or omissions in the administration of the Tranche A-1 Term Loans or any other Obligations;

(v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor’s obligations hereunder (other than payment and performance of the B. Riley Obligations in full), (B) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims which may at any time be available to or be asserted by any Borrower or any other Person against Blue Torch or any other Person, including without limitation any defenses available to a surety (all of which defenses are hereby waived), and (D) promptness, diligence and any requirement that Blue Torch or any other Person protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(vi) except as otherwise expressly required under Sections 2 hereof, notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the other Loan Documents, this Guarnty or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and any right to consent to any thereof;

(vii) any release, discharge, modification, impairment or limitation of the liability of the Borrowers to Blue Torch or any other Person, whether consented to by Blue Torch or any other Person, consensual or arising by operation of law or any proceedings in bankruptcy or reorganization or from any other cause;

(viii) any defense based on any rejection or disaffirmance of the Obligations, or any part thereof, or any security held therefor, in any such proceedings in bankruptcy or reorganization;

(ix) any defense based on any action taken or omitted by Blue Torch or any other Person in any proceedings in bankruptcy or reorganization involving any Borrower, any other Loan Party or any other Person, including without limitation any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by Blue Torch to any Borrower in any proceedings in bankruptcy or reorganization and the taking and holding by Blue Torch of any security for any such extension of credit; and

(x) any defense or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty, other than payment and performance of the B. Riley Obligations in full.

3.03 Reinstatement. The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower, another Loan Party or the Guarantor in respect of the Obligations is rescinded or must be otherwise restored by any holder of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

3.04 Guarantor’s Rights of Subrogation, Contribution, Etc. The Guarantor hereby waives, until the Termination Date, any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against any Borrower or any other Loan Party, or any of their respective assets, in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and, including without limitation, (i) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrowers or any other Loan Party, (ii) any right to enforce, or to participate in, any claim, right or remedy that Blue Torch now has or may hereafter have against any Borrower or any other Loan Party, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or on behalf of Blue Torch. In addition, until the Termination Date, the Guarantor shall withhold exercise of any right of contribution which the Guarantor may have against any other guarantor of the Obligations. The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its right of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against any Borrower or any other Loan Party, or against any collateral or security, and any rights of contribution the Guarantor may have against any other guarantor, shall be junior and subordinate to any rights Blue Torch (or any Agent or any Lender) may have against the Borrowers and the Loan Parties, to all right, title and interest Blue Torch (or any Agent or any Lender) may have in any such collateral or security, and to any right Blue Torch (or any Agent or any Lender) may have against such other guarantor. If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for Blue Torch and shall forthwith be paid over to Blue Torch to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that it is not a surety and waives any right that it may have as a surety to require that Blue Torch commence action against any Borrower, any other Loan Party or any other Person or against any of the Collateral.

3.05 Subordination of Other Obligations. Any Indebtedness of any Borrower or any other Loan Party now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment and performance in full of the Guaranteed Obligations, and any such Indebtedness collected or received by the Guarantor after a Guarantor Event of Default has occurred and is continuing shall be held in trust for Blue Torch and shall forthwith be paid over to Blue Torch to be credited and applied against the Guaranteed Obligation, whether matured or unmatured, but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guaranty.

3.06 Remedies.

(a) The Guarantor agrees that, notwithstanding anything set forth in this Guaranty to the contrary, if for whatever reason, Blue Torch is prevented by applicable law or the terms of any subordination agreement from exercising any of its rights to receive payment from the Borrowers of all or any part of the Guaranteed Obligations, to collect interest on all or any part of the Guaranteed Obligations or to enforce or exercise any other right or remedy with respect to all or any part of the Guaranteed Obligations, or is prevented from taking any action to realize on all or any part of the collateral securing the Guaranteed Obligations or the liabilities of the Borrowers, and any such occurrence results in, or occurs during the continuance of, a Guarantor Event of Default, the Guarantor agrees to pay to Blue Torch, within five (5) Business Days after receipt of written demand therefor and in immediately available funds, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by Blue Torch up to Guaranty Cap.

(b) All of the remedies set forth in this Guaranty and/or provided for in any of the Loan Documents or at law (including without limitation the right of set-off) or in equity shall be equally available to Blue Torch, and the choice by Blue Torch of one such alternative over another shall not be subject to question or challenge by the Guarantor or any other Person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Blue Torch to recover or seek any other remedy under this Guaranty, nor shall any such choice preclude Blue Torch from subsequently electing to exercise a different remedy; provided that only Blue Torch (or any Affiliate or Related Fund of Blue Torch) shall be entitled to enforce this Guaranty.

3.07 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the date that the B. Riley Obligations have been paid in full (the “Termination Date”), and the Guarantor irrevocably waives any right to revoke this Guaranty, or the continuing nature hereof, as to future transactions giving rise to any Guaranteed Obligations or any Expenses payable hereunder (subject to the Guaranty Cap).

3.08 Assumption of Risk Regarding Loan Parties’ Financial Condition. Before signing this Guaranty, the Guarantor investigated the financial condition and business operations of the Borrowers and the other Loan Parties and such other matters as the Guarantor deemed appropriate to assure themselves of the Borrowers’ and other Loan Parties’ ability to discharge their respective obligations under the Loan Documents. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrowers and the other Loan Parties and all other circumstances affecting the Borrowers’ and the other Loan Parties’ ability to perform their respective obligations to Blue Torch, and agree that Blue Torch will not have any duty to report to the Guarantor any information which it receives about the Borrowers’ or any Loan Party’s financial condition or any circumstances bearing on the Borrowers’ or any Loan Party’s ability to perform.

4. Representations and Warranties. The Guarantor hereby represents and warrants to Blue Torch as of the date hereof that:

4.01 No Breach. None of the execution and delivery of this Guaranty, the consummation of the transactions herein contemplated or compliance by the Guarantor with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject or any of the Guarantor’s Organizational Documents, or constitute a default under any such agreement, instrument, or Organizational Documents, or result in the creation or imposition of any lien upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement, instrument or Organizational Documents.

4.02 Action. This Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights.

4.03 Litigation. There are no legal or arbitration proceedings or any proceedings by or before any governmental authority, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor which could cause (a) a material impairment of the ability of the Guarantor, taken as a whole, to perform any of its obligations hereunder, (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty, or (c) a material impairment of the ability of Blue Torch to enforce this Guaranty (the foregoing clauses (a) through (c), each, a “Material Adverse Effect”).

4.04 Organization. The Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization; and the Guarantor is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

4.05 Authorization. The Guarantor is duly authorized to execute and deliver this Guaranty and perform its obligations hereunder.

4.06 Solvency. Immediately after giving effect to this Guaranty, (a)(i) the debt (including without limitation contingent liabilities) of the Guarantor does not exceed the present fair saleable value of the present assets of the Guarantor, (ii) the capital of the Guarantor is not unreasonably small in relation to its business as contemplated on the date hereof, and (iii) the Guarantor has not incurred and does not intend to incur, or believe (nor should reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) the Guarantor is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section 4.06, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

5. Covenants. The Guarantor covenants to Blue Torch that, until the Termination Date:

5.01 Compliance with Laws. The Guarantor will comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect (either individually or in the aggregate), except to the extent being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

5.02 Litigation. The Guarantor will promptly give Blue Torch notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Guarantor, except proceedings which could not reasonably be expected to have a Material Adverse Effect.

5.03 Preservation of Existence, Etc. Guarantor will (i) preserve and maintain its separate existence, (ii) preserve and maintain all rights, franchises, licenses and privileges necessary to the conduct of its business, and (iii) maintain its qualification to do business in each jurisdiction where the nature of its business makes such qualification necessary, in each case of the foregoing clauses (ii) and (iii), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.04 Fundamental Changes. Guarantor will not dissolve, liquidate, or wind up its affairs, or be a party to any transaction of merger or consolidation in which Guarantor merges or consolidates with or into another Person, unless Guarantor is the surviving entity.

5.05 Maintenance of Capital. The Guarantor shall retain and maintain sufficient capital or access to capital to satisfy its obligations under this Guaranty.

5.06 Further Assurances. At any time or from time to time upon the request of Blue Torch, the Guarantor will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as Blue Torch may reasonably request in order to effect fully the purposes of this Guaranty. In furtherance and not in limitation of the foregoing, the Guarantor shall take such actions as Blue Torch may reasonably request from time to time to ensure that the Guaranteed Obligations are guaranteed by the Guarantor.

6. Guarantor Event of Default. Any or each of the following shall constitute an event of default (each, a “Guarantor Event of Default”):

6.01 Payment or Bankruptcy Event of Default. An Event of Default shall occur under Section 8.01(a), Section 8.01(f) and/or Section 8.01(g) of the Credit Agreement.

6.02 Covenants. The Guarantor shall fail to perform or comply with any term or condition contained in Section 5 or any other section of this Guaranty.

6.03 Representations and Warranties. Any representation, warranty or other certification made or deemed made by or on behalf of the Guarantor under Section 4 or otherwise under or in connection with this Guaranty, or any report, certificate, financial statement or other document furnished or deemed furnished pursuant to or in connection with this Guaranty, shall prove to have been incorrect in any material respect (without duplication of any materiality qualification therein) when made or deemed made.

6.04 Acceleration. An Event of Default shall occur under the Credit Agreement and/or the other Loan Documents and all or any portion of the Obligations shall become or be declared due and payable (or subject to compulsory repurchase or redemption) or shall require the prepayment, redemption, repurchase or defeasance of, or cause any Loan Party or any of their respective Subsidiaries to make any offer to prepay, redeem, repurchase or defease all or any portion of, the Obligations prior to the stated maturity of all or such portion of the Obligations.

6.05 Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Guarantor in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against the Guarantor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over the Guarantor, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee, or other custodian of the Guarantor for all or a substantial part of its property, or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of the Guarantor, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded, or discharged.

6.06 Voluntary Bankruptcy; Appointment of Receiver, etc. (i) The Guarantor shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property, or the Guarantor shall make any assignment for the benefit of creditors or (ii) the Guarantor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, or the Board (or similar governing body) of the Guarantor (or any committee thereof with authority therefor) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 6.05.

6.07 Invalidity. (i) This Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or the Guarantor shall repudiate its obligations hereunder or (ii) the Guarantor shall contest the validity or enforceability of this Guaranty in writing or deny in writing that it has any further liability under this Guaranty.

7. Miscellaneous.

7.01 Governing Law. THIS GUARANTY SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7.02 Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE BLUE TORCH FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION FOR PURPOSES OF ENFORCING A FINAL JUDGMENT OF ANY SUCH COURT. EACH OF THE GUARANTOR AND BLUE TORCH HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE GUARANTOR AND BLUE TORCH FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE GUARANTOR AND BLUE TORCH HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.03 Waiver of Jury Trial. EACH OF THE GUARANTOR AND BLUE TORCH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.04 Notices. All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (a) when hand delivered, (b) four (4) days after being sent by postage pre-paid registered or certified mail, return receipt requested, (c) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt and charges prepaid), or (d) by facsimile, when sent, with confirmation in each case addressed to the intended recipient at the “Address for Notices” specified on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Notices and other communications to Blue Torch hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by Blue Torch. Blue Torch and the Guarantor may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

7.05 Amendments, Etc. The terms of this Guaranty may be waived, modified and amended only by an instrument in writing duly executed by Blue Torch and the Guarantor. Any such waiver, modification or amendment shall be binding upon Blue Torch and the Guarantor.

7.06 Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Guarantor and Blue Torch; provided that neither Blue Torch nor the Guarantor may assign or transfer its rights or obligations hereunder without the prior written consent of the other party hereto (and any such purported assignment or transfer shall be null and void); provided further that Blue Torch may assign or transfer its rights hereunder to an Affiliate or a Related Fund of Blue Torch without consent from the Guarantor.

7.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

7.08 Counterparts. This Guaranty may be executed in multiple counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement among the parties. Delivery of an executed counterpart of this Guaranty by facsimile or other electronic means shall be equally as effective as delivery of a manually executed counterpart hereof. Any party hereto delivering an executed counterpart hereof by facsimile or other electronic means shall also deliver a manually executed counterpart hereof, but the failure to so deliver a manually executed counterpart hereof shall not affect the validity, enforceability or binding effect hereof.

7.09 Severability. If any provision of this Guaranty shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any Person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Guaranty.

7.10 No Waiver. No failure on the part of Blue Torch to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver, thereof; nor will any single or partial exercise or any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first set forth above.

GUARANTOR:	B. RILEY FINANCIAL, INC.

	By:	/s/ Bryant R. Riley
	Name:	Bryant R. Riley
	Title:	Co-Chief Executive Officer

Signature Page to Limited Guaranty

BTC HOLDNGS FUND I, LLC

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By:	/s/ kevin Genda
	Name:	Kevin Genda
	Title:	Authorized signer

BTC HOLDINGS FUND I-B, LLC

by: Blue Torch Credit Opportunities Fund I LP, its sole member by: Blue Torch Credit Opportunities GP LLC, its general partner

By:	/s/ kevin Genda
	Name:	Kevin Genda
	Title:	Authorized signer

BTC HOLDINGS SC FUND LLC

by: Blue Torch Credit Opportunities SC Master Fund LP, its sole member by: Blue Torch Credit Opportunities SC GP LLC, its General Partner

By	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized signer

Signature Page to Limited Guaranty

Notice Addresses:

Blue Torch

c/o Blue Torch Capital
430 Park Avenue

New York NY 10022

Attention: Vuk Djunic

E-mail: VDjunic@bluetorchcapital.com

Telephone: 212-503-5860

With a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, New York 10036-6797

Attention: Jay Alicandri

Email: Jay.Alicandri@dechert.com

Telephone: (212) 698-3800

Grantor

B. Riley Financial, Inc.

21255 Burbank Blvd., Suite 400

Woodland Hills, CA 91367

Attn: Alan Forman

E-mail: aforman@brileyfin.com

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